                                                                    Exhibit 99.1

Accenture Reports Strong Fourth-Quarter and Year-End Results

Fourth-Quarter Revenues and Operating Income Significantly Exceed Expectations; Company Reiterates Comfort with First-Quarter Estimates

NEW YORK, October 11, 2001 - Accenture (NYSE: ACN) today reported strong results for the fourth quarter and fiscal year ended August 31, 2001, exceeding the company's previously stated expectations and analysts' consensus estimates of revenues, operating income and earnings per share.

Revenues before reimbursements ("net revenues") for the year were $11.44 billion, an increase of 17 percent in US dollars and 23 percent in local currency over the prior fiscal year. Net revenues for the fourth quarter were $2.78 billion, an increase of 11 percent in US dollars and 16 percent in local currency over the fourth quarter of the prior year.

Income before minority interest on a pro forma basis for the fiscal year, excluding one-time IPO and other related charges, was $922 million. Income before minority interest on a pro forma basis for the fourth quarter was $104 million, excluding one-time charges. Diluted earnings per share, on the same basis, were $0.91 for the year ($0.81 excluding investment gains) and $0.12 for the fourth quarter.

Excluding one-time charges, operating income on a pro forma basis was $1.45 billion, or 13 percent of net revenues, for the year, and $257 million, or 9 percent of net revenues, for the fourth quarter.

"Our strong performance in the fourth quarter and over the past year is testament to the diversity of our business by both industry and geography and to our commitment to bringing innovation to life for our clients," said Joe W. Forehand, Accenture chairman and CEO. "We significantly exceeded our revenue and operating income targets, which is a notable accomplishment given the current economic environment. With our aggressive focus on both revenue growth and effective cost-management, we believe Accenture is among the best-positioned companies in the services sector."

Contributing to Accenture's strong fiscal-year performance was double-digit growth in all five of its global market units and in its two largest geographic regions. Net revenues for Accenture's Government global market unit in fiscal 2001 topped $1 billion for the first time, an increase of 26 percent over fiscal 2000. The Products global market unit reported a 20 percent increase in net revenues, to $2.27 billion. The Resources global market unit reported net revenues for the year of $1.97 billion, a 19 percent increase. The Communications & High Tech global market unit grew net revenues to $3.23 billion, a 15 percent increase over fiscal 2000. The Financial Services global market unit reported net revenues of $2.90 billion, up 14 percent over fiscal 2000.

Accenture's net revenues in the Americas were $6.18 billion in fiscal 2001, an increase of 17 percent in US dollars and 18 percent in local currency over the prior year. Net revenues in Accenture's Europe, Middle East, Africa and India (EMEAI) region were $4.44 billion in fiscal

2001, an increase of 20 percent in US dollars and 32 percent in local currency. In the Asia Pacific region, net revenues were $826 million, an increase of 6 percent in US dollars and 17 percent in local currency.

"Our success over the past year was due to many factors, including the dedication of our professionals, who are completely focused on delivering value to clients, and the strength of our client relationships, many of which span more than a decade," said Forehand. "We are also pleased by our clients' growing interest in business transformation outsourcing - the combination of outsourcing, consulting and other capabilities to improve key business functions and achieve a significant and sustainable improvement in enterprise-level performance."

Accenture's net revenues derived from outsourcing, which includes business transformation outsourcing, increased 20 percent last year, to $1.98 billion, accounting for more than 17 percent of the company's net revenues in fiscal 2001.

Accenture stated that it expects to take a one-time charge of no more than $40 million in the first quarter of fiscal 2002 for costs related to the impact of the September 11 tragedy. Even with the charge, the company remains comfortable with first-quarter estimates provided by analysts at the time of the Accenture initial public offering.

About Accenture

Accenture is the world's leading provider of management and technology consulting services and solutions, with more than 75,000 people in 46 countries delivering a wide range of specialized capabilities and solutions to clients across all industries. Accenture operates globally with one common brand and business model designed to enable the company to serve its clients on a consistent basis around the world. Under its strategy, Accenture is building a network of businesses to meet the full range of any organization's needs - consulting, technology, outsourcing, alliances and venture capital. Its home page is www.accenture.com.

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter 2001 and year-end financial results. To participate, please dial +1 (800) 230-1085 [+1 (612) 288-0337 International] approximately 15 minutes prior to the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com/investor.

A replay of the conference call will be available at www.accenture.com/investor, or by dialing +1 (800) 475-6701 [+1 (320) 365-3844 International] and entering the passcode 606616 from 2:15 PM (EDT) Thursday, October 11 through Thursday, October 18.

                                      # # #

This press release contains forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the heading "Risk Factors" in our registration statement on Form S-1 filed with the Securities and Exchange Commission.

This is Accenture's first quarterly earnings announcement as a public company, having completed its initial public offering on July 19, 2001. As a result of the transition from a private partnership to a public company, Accenture is not able to provide meaningful, comparative historical figures, with the exception of revenues, for the full fiscal year and fourth quarter of fiscal 2000.

                                 ACCENTURE LTD

                        CONSOLIDATED STATEMENT OF INCOME

                   For the Three Months Ended August 31, 2001

                                  (unaudited)

            (In thousands of U.S. dollars, except per-share amounts)

                                                                        As reported             Adjustments             Pro forma
                                                                      ---------------         ---------------        ---------------
REVENUES:
  Revenues before reimbursements (Net revenues)                        $   2,777,435           $           -          $  2,777,435
  Reimbursements                                                             428,822                       -               428,822
                                                                      ---------------         ---------------        ---------------
        Revenues                                                           3,206,257                       -             3,206,257

OPERATING EXPENSES:
  Cost of services:
        Cost of services before reimbursable expenses                      1,689,852                       -             1,689,852
        Reimbursable expenses                                                428,822                                       428,822
                                                                      ---------------         ---------------        ---------------
        Cost of services                                                   2,118,674                       -             2,118,674
  Sales and marketing                                                        446,050                       -               446,050
  General and administrative costs                                           384,959                       -               384,959
  Reorganization and rebranding costs                                         71,381                 (71,381)                    -
  Restricted stock-based compensation                                        967,110                (967,110)                    -
                                                                      ---------------         ---------------        ---------------

        Total operating expenses                                           3,988,174              (1,038,491)            2,949,683
                                                                      ---------------         ---------------        ---------------

OPERATING INCOME (LOSS)                                                     (781,917)              1,038,491               256,574

Gain on investments, net                                                     (72,684)                      -               (72,684)
Interest income                                                               20,165                       -                20,165
Interest expense                                                             (17,863)                      -               (17,863)
Other income (expense)                                                        (3,820)                      -                (3,820)
Equity in losses of affiliates                                                (8,563)                      -                (8,563)
                                                                      ---------------         ---------------        ---------------

INCOME (LOSS) BEFORE TAXES                                                  (864,682)              1,038,491               173,809

Provision for taxes                                                           82,288                 (12,964)               69,324
                                                                      ---------------         ---------------        ---------------

INCOME (LOSS) BEFORE MINORITY INTEREST                                      (946,970)              1,051,455               104,485

Minority interest                                                            577,188                (647,687)              (70,499)
                                                                      ---------------         ---------------        ---------------

NET INCOME (LOSS)                                                      $    (369,782)          $     403,768          $     33,986
                                                                      ===============         ===============        ===============

EARNINGS PER SHARE:
  - Basic                                                              $       (1.25)                                 $       0.12
                                                                      ===============                                ===============
  - Diluted                                                            $       (1.25)                                 $       0.12
                                                                      ===============                                ===============

WEIGHTED AVERAGE SHARES:
  - Basic                                                                295,392,338                                   295,392,338
                                                                      ===============                                ===============
  - Diluted                                                              899,711,420                                   899,711,420
                                                                      ===============                                ===============

Footnotes
---------
Adjustments include one-time charges of rebranding costs of $13 million to rename the organization Accenture; reorganization charges of $58 million to complete the transition to a corporate structure and the initial public offering; $967 million for the one-time grants of restricted share units to partners, former partners and employees; and income taxes on the above plus tax costs of reorganization, which totaled ($13) million. Diluted earnings per share would have been $0.10 if shares outstanding at August 31, 2001, had been outstanding for the full year.

Income before minority interest represents the consolidated income of Accenture Ltd earned through its subsidiary, Accenture SCA, without regard to Accenture Ltd's ownership percentage in Accenture SCA. The minority interest expense eliminates the income earned by the partners who have an equity ownership directly in Accenture SCA. The resulting net income of Accenture Ltd represents the income attributable to the shareholders of Accenture Ltd.

                                ACCENTURE LTD

                        CONSOLIDATED STATEMENT OF INCOME

                       For the Year Ended August 31, 2001

                                  (unaudited)

            (In thousands of U.S. dollars, except per-share amounts)

                                                                        As reported             Adjustments             Pro forma
                                                                      ---------------         ---------------       ----------------
REVENUES:
  Revenues before reimbursements (Net revenues)                        $  11,443,720           $           -         $  11,443,720
  Reimbursements                                                           1,904,152                       -             1,904,152
                                                                      ---------------         ---------------       ----------------
        Revenues                                                          13,347,872                       -            13,347,872

OPERATING EXPENSES:
  Cost of services:
        Cost of services before reimbursable expenses                      6,199,213                 725,163             6,924,376
        Reimbursable expenses                                              1,904,152                       -             1,904,152
                                                                      ---------------         ---------------       ----------------
        Cost of services                                                   8,103,365                 725,163             8,828,528
  Sales and marketing                                                      1,217,343                 289,705             1,507,048
  General and administrative costs                                         1,515,683                  44,383             1,560,066
  Reorganization and rebranding costs                                        848,615                (848,615)                    -
  Restricted stock-based compensation                                        967,110                (967,110)                    -
                                                                      ---------------         ---------------       ----------------

        Total operating expenses                                          12,652,116                (756,474)           11,895,642
                                                                      ---------------         ---------------       ----------------

OPERATING INCOME                                                             695,756                 756,474             1,452,230

Gain on investments, net                                                     107,016                       -               107,016
Interest income                                                               79,778                       -                79,778
Interest expense                                                             (43,278)                (15,418)              (58,696)
Other income                                                                  16,973                       -                16,973
Equity in losses of affiliates                                               (61,388)                      -               (61,388)
                                                                      ---------------         ---------------       ----------------

INCOME BEFORE TAXES                                                          794,857                 741,056             1,535,913

Provision for taxes                                                          502,616                 111,549               614,165
                                                                      ---------------         ---------------       ----------------

INCOME BEFORE ACCOUNTING CHANGE
  AND MINORITY INTEREST                                                      292,241                 629,507               921,748

Cumulative effect of accounting change                                       187,974                (187,974)                    -
                                                                      ---------------         ---------------       ----------------

INCOME BEFORE MINORITY INTEREST                                              480,215                 441,533               921,748

Minority interest                                                            577,188              (1,122,033)             (544,845)
                                                                      ---------------         ---------------       ----------------

NET INCOME                                                             $   1,057,403            $   (680,500)        $     376,903
                                                                      ===============         ===============       ================

EARNINGS PER SHARE:
  - Basic                                                                                                            $        0.91
                                                                                                                    ================
  - Diluted                                                                                                          $        0.91
                                                                                                                    ================

OUTSTANDING SHARES AT AUGUST 31, 2001:
  - Basic                                                                                                              412,705,954
                                                                                                                    ================
  - Diluted                                                                                                          1,008,163,290
                                                                                                                    ================

Footnote
--------

Adjustments include one-time items and amounts necessary to present results prior to May 31, 2001, in corporate form as if the reorganization had occurred on September 1, 2000. One-time items include rebranding costs of $144 million to rename the organization; reorganization charges of $705 million to complete the transition to a corporate structure and initial public offering; $967 million for the one-time grants of restricted share units to partners, former partners and employees; income of $188 million due to the adoption of FAS 133; and the related income tax impact, for a credit of $106 million. These one-time items were disclosed in the pro forma financial information section of the Accenture prospectus and are updated here to include activity for the fourth quarter ended August 31, 2001. Adjustments necessary to present results prior to May 31, 2001, on a corporate basis include $1,059 million for partner compensation and $15 million of interest. In addition, minority interest has been adjusted as if the minority had existed for the full year. Earnings per share is based on the assumption that shares and share equivalents outstanding as of August 31, 2001, were outstanding for the entire year.

                                 ACCENTURE LTD

                    COMBINED AND CONSOLIDATED BALANCE SHEETS

                            August 31, 2000 and 2001

                                  (unaudited)

                         (In thousands of U.S. dollars)


                                                                 Combined         Consolidated
                                                              Balance Sheet      Balance Sheet
                                                                  2000               2001
                                                            ----------------  -----------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                  $ 1,270,516       $ 1,880,083
  Receivables from clients                                     1,450,555         1,498,812
  Unbilled services                                              682,935           731,802
  Other current assets                                           595,279           468,940
                                                             -----------        ----------
        Total current assets                                   3,999,285         4,579,637
                                                             -----------        ----------
NON-CURRENT ASSETS:
  Investments                                                    509,665           324,139
  Property and equipment, net                                    705,508           822,318
  Other non-current assets                                       236,839           335,262
                                                             -----------        ----------
        Total non-current assets                               1,452,012         1,481,719
                                                             -----------        ----------
        TOTAL ASSETS                                         $ 5,451,297       $ 6,061,356
                                                             ===========        ==========
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
  Short-term debt                                            $   194,686       $   190,669
  Accounts payable                                               233,737           371,794
  Deferred revenues                                              948,390           810,043
  Accrued payroll and related benefits                           700,843         1,050,385
  Other accrued liabilities                                      906,323         1,748,611
                                                             -----------        ----------
        Total current liabilities                              2,983,979         4,171,502
                                                             -----------        ----------
NON-CURRENT LIABILITIES:
  Long-term debt                                                  98,865             1,090
  Other non-current liabilities                                        -         1,191,332
                                                              -----------       -----------
        Total non-current liabilities                             98,865         1,192,422
                                                              -----------       -----------
MINORITY INTEREST                                                      -           422,021
                                                              -----------       -----------
EQUITY:
  Shareholders' equity                                                 -           275,411
  Partners' capital                                            2,368,453                 -
                                                              -----------       -----------
        Total equity                                           2,368,453           275,411
                                                              -----------       -----------
        TOTAL LIABILITIES AND EQUITY                          $5,451,297       $ 6,061,356
                                                              ===========       ===========


                                       ###
Contacts
Roxanne Taylor
Accenture
Tel:+1 (917) 452 5106
roxanne.taylor@accenture.com